Exhibit 107

Calculation of Filing Fee Tables

FORM F-4

REGISTRATION STATEMENT

(Form Type)

Heramba Electric plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees Previously Paid	Newly Registered Securities
	Equity	Ordinary Shares (4)	Rule 457(c) and 457(f)(1)	17,473,773	$10.52	(5)	$183,824,091.96	0.0001476	$27,132.44
	Equity	Warrants to purchase Ordinary Shares (6)	Rule 457(f)(1)	21,614,362	$0.0177	(7)	$382,574.21	0.0001476	$56.47
Total Offering Amounts							$184,206,666.17		$27,188.91
Total Fees Previously Paid									29,744.11
Total Fee Offsets									—
Net Fee Due									$—

(1)	All securities being registered will be issued by Heramba Electric plc, an Irish public limited company duly incorporated under the laws of Ireland (“Holdco”), in connection with the business combination described in the accompanying registration statement (the “Business Combination”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the registration statement to which this calculation of filing fee tables is attached as Exhibit 107.

(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Determined in accordance with Section 6(b) of the Securities Act, at a rate equal to $147.60 per $1.0 million of the proposed maximum aggregate offering price.

(4)	Represents the estimated number of ordinary shares of Holdco with a nominal value of €0.0001 (“Holdco Ordinary Shares”) in the authorized share capital of Holdco to be issued, or issuable, by Holdco, pursuant to the terms of the Business Combination Agreement, assuming no further redemptions of Class A ordinary shares, par value $0.0001 per share (“PERAC Class A Ordinary Shares”), of Project Energy Reimagined Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (“PERAC”), in connection with the closing of the Business Combination, in exchange for an equal number of PERAC Class A Ordinary Shares, comprising 10,879,358 PERAC Public Shares and 6,594,415 PERAC Founders Shares.

(5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of PERAC Class A Ordinary Shares reported on Nasdaq on December 1, 2023 ($10.52 per PERAC Class A Ordinary Share). This calculation is in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act.

(6)	Represents the number of Holdco Warrants to purchase Holdco Ordinary Shares to be issued by Holdco pursuant to the terms of the Business Combination Agreement, in exchange for an equal number of PERAC Warrants, comprising 13,188,830 PERAC Public Warrants and 8,425,532 PERAC Founders Warrants.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act, based upon the average of the high and low prices of PERAC Warrants as reported on Nasdaq on December 1, 2023 ($0.0177 per PERAC Public Warrant).